                                                                    EXHIBIT 4(f)

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

                                                                  ________, 2001

                                     WARRANT

                  TO SUBSCRIBE FOR AND PURCHASE COMMON STOCK OF
                                 LIFEPOINT, INC.

            VOID AFTER 5:00 P.M., CALIFORNIA TIME, ON ________, 2006, OR IF NOT A BUSINESS DAY, AS DEFINED HEREIN, AT 5:00 P.M., CALIFORNIA TIME, ON THE IMMEDIATELY PRECEDING BUSINESS DAY

No. Placement Agent 1

         THIS CERTIFIES that, for good and valuable consideration, WELLS FARGO VAN KASPER ("WFVK"), or registered assigns (the "Warrantholder"), is entitled to subscribe for and purchase from, LIFEPOINT, INC., a Delaware corporation (the "Company"), at a price of $___________[INSERT AN AMOUNT EQUAL TO THE MARKET PRICE AS OF THE CLOSING DATE] per share (such price, as from time to time to be adjusted as hereinafter provided, being hereinafter called the "Warrant Price"), at any time and from time to time prior to the Expiration Date (as defined below), up to ___________ [INSERT AN AMOUNT EQUAL TO 7% OR 3.5%, AS APPLICABLE, OF THE NUMBER OF SHARES SOLD AS OF THE CLOSING DATE] fully paid, nonassessable shares of Common Stock, $0.001 par value, of the Company ("Common Stock"), subject, however, to the provisions and upon the terms and conditions hereinafter set forth, including without limitation the provisions of Section 2 hereof. "Expiration Date" shall mean 5:00 P.M., California time, on ________, 2006, or if not a Business Day, as defined herein, at 5:00 P.M., California time, on the immediately preceding business day. "Business Day" shall mean a day other than a Saturday, Sunday or other day on which banks in the State of California are authorized by law to remain closed.

SECTION 1.        EXERCISE OF WARRANT

         (a)      CASH EXERCISE

         This Warrant may be exercised, at any time and from time to time prior to the Expiration Date, by the Warrantholder, in whole or in part (but not as to a fractional share of Common Stock and in no event for less than 500 shares (unless less than an aggregate of 500 shares are then purchasable under all outstanding Warrants held by a Warrantholder)), by the completion of the subscription form attached hereto and by the surrender of this Warrant (properly endorsed) at the Company's offices at 1205 South Dupont, Ontario, CA 91761 (or at such other location in the United States as the Company may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company), and by payment to the Company of the Warrant Price, in cash or by certified or official bank check, for each share being purchased.

         (b)      NET EXERCISE

         Notwithstanding anything to the contrary contained in Section 1(a) and subject to the last sentence of this Section 1(b), the Warrantholder may elect to exercise this Warrant and receive shares on a "net exercise" basis in an amount equal to the value of this Warrant by delivery of the subscription form attached hereto and surrender of this Warrant at the principal office of the Company, in which event the Company shall issue to Holder a number of shares computed using the following formula:

                           X =      (P)(Y)(A-B)
                                    -----------
                                            A

         Where:            X =      the number of shares of Common Stock to be
                                    issued to Holder.

                           P =      the portion of the Warrant being exercised.

                           Y = the number of shares of Common Stock issuable upon exercise of this Warrant if the Warrant were exercised for cash.

                           A = the Current Market Price (as determined pursuant to Section 1(d)) of one share of Common Stock.

                           B =      Warrant Price.

Notwithstanding anything in this Warrant to the contrary, the provisions of this
Section 1(b) shall not be applicable if, at the time of exercise of this Warrant, a registration statement under the Securities Act of 1933 covering the resale of the shares issued upon such exercise is in effect.

         (c)      PROCEDURE FOR EXERCISE

         In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the total number of whole shares of Common Stock so purchased, registered in the name of the Warrantholder, shall be delivered to the Warrantholder within a reasonable time, not exceeding five Business Days, after the rights represented by this Warrant shall have been so exercised; and, unless this Warrant has expired, a new Warrant representing the number of shares (except a remaining fractional share), if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Warrantholder within such time. With respect to any such exercise, the Warrantholder shall for all purposes be deemed to have become the holder of record of the number of shares of Common Stock evidenced by such certificate or certificates from the date on which this Warrant was surrendered and if exercise is pursuant to Section 1(a), payment of the Warrant Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date on which the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open. No fractional shares shall be issued upon exercise of this Warrant and no payment or adjustment shall be made upon any exercise on account of any cash dividends on the Common Stock issued upon such exercise. If any fractional interest in a share of Common Stock would, except for the provisions of this Section 1, be delivered upon any such exercise, the Company, in lieu of delivering the fractional share thereof, shall pay to the Warrantholder an amount in cash equal to the Market Price on the date of exercise, as determined below.

         (d)      CURRENT MARKET PRICE

         For any computation hereunder, the "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily Market Price per share for the 30 consecutive Trading Days commencing 45 Trading Days before the date in question. "Market Price" is defined as the closing sale price of such security on the principal United States securities exchange or trading market on which such security is listed or traded as reported by the exchange or the Research Service of Nasdaq Trading and Market Services (or a comparable reporting service of national reputation), or if the foregoing does not apply, the last reported sale price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Nasdaq, or, if no sale price is reported for such security by Nasdaq, the average of the bid and asked prices of any market makers for such security as reported in the "pink sheets" by the Pink Sheet LLC (formerly the National Quotation Bureau, Inc.) If Market Price cannot be established as described above, Market Price shall be the fair market value of the Common Stock as determined in good faith by the Board of Directors. The term "Trading Day" shall mean a day on which Nasdaq or the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business.

SECTION 2.        ADJUSTMENTS

         The Warrant Price and the number and kind of shares issuable hereunder shall be subject to adjustment from time to time upon the happening of certain events as provided in this Section 2.

         (a)      ADJUSTMENTS

                  (1) If at any time prior to the exercise of this Warrant in full, the Company shall (A) declare a dividend or make a distribution on the Common Stock payable in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class); (B) subdivide, reclassify or recapitalize its outstanding Common Stock into a greater number of shares; (C) combine, reclassify or recapitalize its outstanding Common Stock into a smaller number of shares; or (D) issue any shares of its capital stock by reclassification of its Common Stock (excluding any such reclassification in connection with a consolidation or a merger), the Warrant Price in effect at the time of the record date of such dividend, distribution, subdivision, combination, reclassification or recapitalization shall be adjusted so that the Warrant Price shall be equal to the price determined by multiplying the Warrant Price in effect immediately prior to such event by a fraction, the numerator of which shall be (x) the total number of outstanding shares of Common Stock of the Company immediately prior to such event; and the denominator of which shall be
(y) the total number of outstanding shares of Common Stock of the Company immediately after such event and, as so adjusted or readjusted, the Warrant Price shall remain in effect until a further adjustment or readjustment is required by this Section 2. Whenever the Warrant Price is adjusted pursuant to this Section 2(a)(1), the shares issuable hereunder shall simultaneously be adjusted by multiplying the number of shares issuable upon exercise of the Warrant immediately prior to such event by the Warrant Price in effect on the date thereof and dividing the product so obtained by the Warrant Price resulting from such adjustment. Any adjustment required by this Section 2(a)(1) shall be made successively immediately after the record date, in the case of a dividend or distribution, or the effective date, in the case of a subdivision, combination, reclassification or recapitalization, to allow the purchase of such aggregate number and kind of shares.

                  (2) If at any time prior to the exercise of this Warrant in full, the Company shall make a distribution to all holders of the Common Stock of stock of a subsidiary or other corporation or securities convertible into or exercisable for such stock, then in lieu of an adjustment in the Warrant Price or the number of shares of Common Stock purchasable upon the exercise of this Warrant, the Warrantholder, upon the exercise hereof at any time after such distribution, shall be entitled to receive from the Company the stock or other securities to which the Warrantholder would have been entitled if the Warrantholder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this Section 2, and the Company shall reserve, for the life of the Warrant, such securities of such subsidiary or other corporation; provided, however, that no adjustment in respect of dividends or interest on such stock or other securities shall be made during the term of this Warrant or upon its exercise.

                  (3) If at any time prior to the expiration of this Warrant in full, the Company shall issue rights or warrants to all holders of Common Stock as such entitling them to subscribe for or purchase Common Stock at a price per share less than the Current Market Price per share on such record date, then, in each such case the number of shares subject to this Warrant thereafter purchasable upon the exercise of this Warrant shall be determined by multiplying the number of shares of Common Stock theretofore purchasable upon exercise of this Warrant by a fraction, the numerator of which shall be (x) the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants, plus the number of additional shares of Common Stock offered for subscription or purchase, and the denominator of which shall be (y) the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares that the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the Current Market Price on such record date. For purposes of this Section 2(a)(3), the issuance of rights or warrants to subscribe for or purchase securities convertible into Common Stock shall be deemed to be the issuance of rights or warrants to purchase the Common Stock into which such securities are convertible at an aggregate offering price equal to the aggregate offering price of such securities plus the minimum aggregate amount (if any) payable upon conversion of such securities into Common Stock. In addition to the adjustment in the number of shares in this Section 2(a)(3), the Warrant Price per share shall be appropriately adjusted so that the aggregate Warrant Price shall remain constant.

                  (4) If at any time prior to the exercise of this Warrant in full, the Company shall distribute to all holders of its Common Stock evidence of indebtedness of the Company or assets of the Company (excluding cash dividends or distributions out of earned surplus) or rights or warrants to subscribe for securities of the Company (excluding those referred to in Section 2(a)(3) above), then in each case the Warrant Price shall be adjusted to a price determined by multiplying the Warrant Price in effect immediately prior to such distribution by a fraction, the numerator of which shall be (x) the then Current Market Price per share of Common Stock on the record date for determination of stockholders entitled to receive such distribution, less the then fair value (as reasonably determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants which are applicable to one share of Common stock, and the denominator of which shall be
(y) the Current Market Price per share of Common Stock; provided, however, that if the then Current Market Price per share of Common Stock on the record date for determination of stockholders entitled to receive such distribution is less than the then fair value of the portion of the assets or evidence of indebtedness so distributed or of such subscription rights or warrants which are applicable to one share of Common Stock, the foregoing adjustment of the Warrant Price shall not be made and in lieu thereof the number of shares purchasable upon exercise of each Warrant immediately prior to such distribution shall be adjusted so that the holder of such Warrant shall be entitled to receive upon exercise of such Warrant the kind and number of assets, evidence of indebtedness, subscription rights and warrants (or, in the event of the redemption of such evidence of indebtedness, subscription rights or warrants, any cash paid in respect of such redemption) that such Warrantholder would have owned or have been entitled to receive in such distribution had such Warrant been exercised immediately prior to the record date of such distribution.

                  (5) For purposes of any computation under this Section 2(a), the Current Market Price per share of Common Stock on any date shall be deemed calculated as provided in Section 1(d).

                  (6) No adjustment in the Warrant Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($.05) in such price; provided, however, that any adjustments which by reason of this Section 2(a)(6) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 2(a) shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. Notwithstanding anything in this
Section 2(a) to the contrary, the Warrant Price shall not be reduced to less than the then existing par value of the Common Stock as a result of any adjustment made hereunder.

                  (7) In the event that at any time, as the result of any adjustment made pursuant to this Section 2(a), the Warrantholder thereafter shall become entitled to receive any securities other than Common Stock, thereafter the number of such other securities so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section 2(a).

         (b)      NO ADJUSTMENT FOR DIVIDENDS

         Except as provided in Section 2(a) of this Agreement, no adjustment in respect of any cash dividends shall be made during the term of this Warrant or upon the exercise of this Warrant.

         (c)      PRESERVATION OF PURCHASE RIGHTS IN CERTAIN TRANSACTIONS

         In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall execute an agreement with the Warrantholder whereby the Warrantholder shall have the right thereafter upon payment of the Warrant Price in effect immediately prior to such action to purchase upon exercise of the Warrant the kind and amount of shares and other securities and property which the Warrantholder would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had the Warrant been exercised immediately prior to such action. The Company shall mail by first class mail, postage prepaid, to the Warrantholder, notice of the execution of any such agreement. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2. The provisions of this Section 2 shall similarly apply to successive consolidations, mergers, sales or conveyances. The Warrantholder shall be under no duty or responsibility to determine the correctness of any provisions contained in any such agreement relating either to the kind or amount of shares of stock or other securities or property receivable upon exercise of warrants or with respect to the method employed and provided therein for any adjustments.

         (d)      FORM OF WARRANT AFTER ADJUSTMENTS

         The form of this Warrant need not be changed because of any adjustments in the Warrant Price or the number or kind of the shares purchasable pursuant to this Warrant, and Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this Warrant, as initially issued; provided, however, that the Company may, at any time in its sole discretion (which shall be conclusive), make any change in the form of Warrant certificate that it may deem appropriate and that does not affect the substance thereof. Any Warrant certificate thereafter issued, whether upon registration of transfer of, or in exchange or substitution for, an outstanding Warrant certificate may be in the form so changed.

         (e)      TREATMENT OF WARRANTHOLDER

         Prior to due presentment for registration of transfer of this Warrant, the Company may deem and treat the Warrantholder as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon) for all purposes and shall not be affected by any notice to the contrary.

         (f)      NOTICE OF ADJUSTMENT

         Upon any adjustment under this Section 2, then and in each such case the Company shall give written notice thereof, by first-class mail, postage prepaid, addressed to the Warrantholder at the address of such holder as shown on the books of the Company, which notice shall state the Warrant Price and the number or kind of the shares purchasable pursuant to this Warrant resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         (g)      STOCK TO BE RESERVED

         The Company will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the exercise of this Warrant as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant. The Company covenants that all shares of Common Stock which shall be so issued, upon full payment of the Warrant Price therefore or as otherwise set forth herein, shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Company covenants that it will from time to time take all such action as may be required to ensure that the par value per share, if any, of the Common Stock is at all times equal to or less than the effective Warrant Price. The Company will take all such action as may be necessary to ensure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange or automated quotation system upon which the Common Stock of the Company may be listed. The Company will not take any action that results in any adjustment under this Section 2, if the total number of shares of Common Stock issued and issuable after such action upon exercise of this Warrant would exceed the total number of shares of Common Stock then authorized by the Company's Certificate of Incorporation. The Company has not granted and will not grant any right of first refusal with respect to shares issuable upon exercise of this Warrant, and there are no preemptive rights associated with such shares.

         (h)      ISSUE TAX

         The issuance of certificates for shares of Common Stock upon exercise of any Warrant shall be made without a charge to the Warrantholder for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Warrantholder.

         (i)      CLOSING OF BOOKS

         The Company will at no time close its transfer books against the transfer of the shares of Common Stock issued or issuable upon the exercise of this Warrant in any manner that interferes with the timely exercise of this Warrant.

         (j)      DEFINITION OF COMMON STOCK

         As used herein the term "Common Stock" shall mean and include the Common Stock, par value $0.01, of the Company as authorized on the date hereof, or shares of any class or classes resulting from any recapitalization or reclassification thereof which are not limited to any fixed sum or percentage and are not subject to redemption by the Company and in case at any time there shall be more than one such resulting class, the shares of each class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassification bears to the total number of shares of all such classes resulting from all such reclassification.

SECTION 3.        REGISTRATION RIGHTS

         The Company and the Warrantholder hereby adopt, incorporate and make a part of this Agreement each of the provisions, rights, duties, obligations, representations, conditions and responsibilities of the respective parties to that certain Registration Rights Agreement dated as of ________, 2001 (the "Registration Rights Agreement") by and between the Company and the Initial Investors (as defined in the Registration Rights Agreement) as though Warrantholder was party to the Registration Rights Agreement as an Initial Investor and as though such Registration Rights Agreement were fully set forth herein with the following exceptions:

                  (a) As used in the Registration Rights Agreement

                           (i) "Investors" shall mean Warrantholder;

                           (ii) "Registrable Securities" shall mean the shares
of Common Stock issuable upon exercise of this Warrant and any shares of capital stock issued or issuable, from time to time (with any adjustments), as a distribution on or in exchange for or otherwise with respect to thereto; and

                  (b) The provisions of Section 2(c) of the Registration Rights Agreement entitled "Payments by the Company" shall be inapplicable except as to filing requirements set forth in the first paragraph thereof.

SECTION 4.        NOTICES OF RECORD DATES

         In the event of:

                  (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution (other than cash dividends out of earned surplus), or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any right to sell shares of stock of any class or any other right, or

                           (b) any capital reorganization of the Company, any
reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other corporation or entity, or

                  (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, then and in each such event the Company will give notice to the Warrantholder specifying (1) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and stating the amount and character of such dividend, distribution or right, and (2) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock will be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be given at least 15 days and not more than 60 days prior to the date therein specified, and such notice shall state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act or to a favorable vote of stockholders, if either is required. Failure to mail or receive such notice or any defect therein shall not affect the validity of any action with respect thereto.

SECTION 5.        NO STOCKHOLDERS RIGHTS OR LIABILITIES

         This Warrant shall not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Warrantholder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Warrantholder shall give rise to any liability of such Warrantholder for the Warrant Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

SECTION 6.        LOST, STOLEN, MUTILATED OR DESTROYED WARRANT

         In case the certificate or certificates evidencing the Warrants shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the Warrantholder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate or certificates, or in lieu of and substitution for the certificate or certificates lost, stolen or destroyed, a new Warrant certificate or certificates of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant and an agreement of indemnity, if requested.

SECTION 7.        NOTICES

         All notices, requests and other communications required or permitted to be given or delivered hereunder shall be in writing, and shall be delivered, or shall be sent by certified or registered mail or overnight courier, postage prepaid, or by facsimile,

                  (a) If to a Warrantholder or a holder of shares issued upon exercise of this Warrant, addressed to

                             Wells Fargo Van Kasper
                             600 California St., Suite 1700
                             San Francisco, CA 94108
                             Telephone No.: (415) 391-5600
                             Facsimile No.: (415) 954-8309
                             Attention: Harold Gerber
                                        Managing Director, Corporate Finance

                  (b)  If to the Company addressed to it If to the Company:

                           LifePoint, Inc.
                           1205 South Dupont
                           Ontario, CA 91761
                           Telephone No.: (909) 418-3000
                           Facsimile No.: (909) 418-3003
                           Attention:       Linda H. Masterson
                                            Chairman, President and Chief
                                            Executive Officer

                           With a copy to:

                           Wachtel & Masyr, LLP
                           110 East 59th Street
                           New York, New York 10022
                           Telephone No.: (212) 909-9602
                           Facsimile No.:  (212) 909-9455
                           Attention:       Robert W. Berend, Esq.

         Each party may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance herewith to the other party.

SECTION 8.        Representations and Warranties of Warrantholder.

                  (a) Acquisition for Own Account. Warrantholder is acquiring the Warrant and the shares of Common Stock upon exercise thereof ("Securities") for Warrantholder's own account and not with a present view towards the distribution thereof. Warrantholder understands that Warrantholder must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available, and that the Company has no present intention of registering any of the Securities other than as contemplated by the Registration Rights Agreement. Notwithstanding anything in this Section 8(a) to the contrary, by making the foregoing representation, Warrantholder does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act and any applicable state securities laws.

                  (b) Governmental Review. Warrantholder understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

                  (c) Authorization; Enforcement. Warrantholder has the requisite power and authority to enter into and perform its obligations under this Warrant and to purchase the shares in accordance with the terms hereof. This Warrant has been duly and validly authorized, executed and delivered on behalf of Warrantholder and is a valid and binding agreement of Warrantholder enforceable against Warrantholder in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  (d) Transfer or Resale. Warrantholder understands that (i) except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be transferred unless (A) subsequently registered thereunder, or (B) Warrantholder shall have delivered to the Company an opinion of counsel reasonably acceptable to the Company (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred under an exemption from such registration, or (C) sold under Rule 144 promulgated under the Securities Act (or a successor rule), or (D) sold or transferred to an employee or other affiliate of Warrantholder pursuant to an exemption under the Securities Act; and (ii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder, in each case, other than pursuant to the Registration Rights Agreement.

                  (e) Legend. Warrantholder understands that this Warrant and the shares of Common Stock issuable upon exercise of this Warrant and, until such time as the shares of Common Stock issuable upon exercise of this Warrant have been registered under the Securities Act as contemplated by the Registration Rights Agreement or otherwise may be sold by Warrantholder under Rule 144(k), the certificates for the shares may bear a restrictive legend in substantially the following form:

         These securities have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state of the United States. The securities represented hereby may not be offered or sold in the absence of an effective registration statement for the securities under applicable securities laws unless there is an opinion from counsel to the Company that the securities may be offered, sold or transferred under an available exemption from the registration requirements of those laws.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if (a) the sale of such Security is registered under the Securities Act (subject to the imposition of any legend with respect to the requirement to deliver a prospectus) or (b) in connection with the resale of such Security, such holder provides the Company with an opinion of counsel to the Company, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act or (c) such holder provides the Company with reasonable assurances that such Security can be sold under Rule 144(k). Warrantholder agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, pursuant to an effective registration statement or under an exemption from the registration requirements of the Securities Act.

                  (g). Accredited Investor Status. Warrantholder is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

SECTION 9.        AMENDMENTS AND WAIVERS

         This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

SECTION 10.       SEVERABILITY

         If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provisions shall be excluded from this Warrant, and the balance of this Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

SECTION 11.       GOVERNING LAW

         This Warrant shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware without giving effect to any principles of conflicts of law. Each of the Company and the Warrantholder irrevocably consents to the exclusive jurisdiction of the United States federal courts and state courts located in the County of Los Angeles, State of California in any suit or proceeding based on or arising under this Warrant and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. Each of the Company and the Warrantholder irrevocably waives any objection to the laying of venue and the defense of an inconvenient forum to the maintenance of such suit or proceeding; provided, however, that either party may seek to remove the suit or proceeding from the state court to the federal court or vice versa. Each of the Company and the Warrantholder further agrees that service of process upon the Company or the Warrantholder mailed by certified or registered mail to the address set forth in Section 7 shall be deemed in every respect effective service of process upon the Company or the Warrantholder in any such suit or proceeding. Nothing herein shall affect the Warrantholder's or the Company's right to serve process in any other manner permitted by law. Each of the Company and the Warrantholder agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

SECTION 12.       HEADINGS

         The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect any of the terms hereof.

SECTION 13.       COUNTERPARTS

         This Warrant may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Company and WFVK have executed this Warrant on and as of the day and year first above written.

                                       LIFEPOINT, INC.,
                                       a Delaware corporation

                                       By:
                                          --------------------------------------
                                       Its:
                                           -------------------------------------


Attest:

-----------------------



                                       WELLS FARGO VAN KASPER

                                       By:
                                          --------------------------------------
                                       Its:
                                           -------------------------------------

                                SUBSCRIPTION FORM
                 (To be executed upon exercise of this Warrant)

LifePoint, Inc.
1205 South Dupont
Ontario, CA 91761
Facsimile No.:
Attention: Linda Masterson
Chairman and Chief Executive Officer

         The undersigned hereby irrevocably elects to exercise the right of purchaser represented by the within Warrant for, and to purchase thereunder, shares of Common Stock, as provided for therein, and either
--------------
tenders herewith payment of the purchase price in full in the form of cash or a
certified or official bank check in the amount of $              or, if the
                                                   -------------
undersigned elects pursuant to Section 1(b) of the within Warrant to convert such Warrant into Common Stock a net issuance basis, the undersigned exercises the within Warrant by exchange under the terms of Section 1(b).

         Please issue a certificate or certificates for such Common Stock in the name of, and pay any cash for any fractional share to:

                                       Name:
                                            ------------------------------------

                                       Address:
                                               ---------------------------------

                                       Social Security No:
                                                          ----------------------


         If said number of shares shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher number of shares.

                                       Name
                                           -------------------------------------

                                       Signature
                                                --------------------------------

                                       Note:    The above signature must
                                                correspond exactly with the name
                                                on the first page of this
                                                Warrant or with the name of the
                                                assignee appearing in the
                                                assignment form below.

                                   ASSIGNMENT
                (To be executed only upon assignment of Warrant)


         For value received,                                 hereby sells,
                             -------------------------------
assigns and transfers unto                         the within Warrant
                           -----------------------
Certificate, together with all right, title and interest therein, and does
hereby irrevocably constitute and appoint                      attorney, to
                                          --------------------
transfer said Warrant on the books of the within-named Company with respect to the number of Warrants set forth below, with full power of substitution in the premises:

               Name(s) of
               Assignee(s)/Address                         No. of Warrants

And if said number of Warrants shall not be all the Warrants represented by the Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the Warrants registered by said Warrant.

                                       Name
                                           -------------------------


Dated:                                 Signature
      ---------------------                     --------------------

                                       Note:    The above signature must
                                                correspond exactly with the
                                                name on the face of this Warrant